Exhibit 99.1


       Charles River Laboratories Announces Fourth-Quarter and
          Full-Year 2006 Results from Continuing Operations

   Fourth-Quarter Sales of $272 Million and Full-Year Sales of $1.06
                                Billion

      Fourth-Quarter GAAP EPS of $0.47 and Non-GAAP EPS of $0.58

           2006 GAAP EPS of $1.79 and Non-GAAP EPS of $2.20

                      Reaffirms Guidance for 2007


    WILMINGTON, Mass.--(BUSINESS WIRE)--Feb. 12, 2007--Charles River Laboratories International, Inc. (NYSE: CRL) today reported fourth-quarter and full-year 2006 financial results. For the fourth quarter, net sales from continuing operations increased 5.2% to $271.7 million from $258.2 million in the fourth quarter of 2005. The increase was due primarily to growth in the Preclinical Services segment, which benefited from continuing demand for outsourced preclinical services and the October 2006 acquisition of Northwest Kinetics, as well as increased sales of Research Model Services and In Vitro products. Foreign exchange contributed 2.4% to the net sales growth.

    Charles River's results are reported on a fiscal-year basis which is the twelve-month period ending on the last Saturday in December. As a result, the Company periodically reports a 53-week year, with the additional week reported in the fourth quarter. This was the case in 2005, when the fourth quarter of the year included 14 weeks. The fourth quarter of 2006 was a standard 13-week period, so in comparison to the same period in the prior year, the sales growth rate in the fourth quarter of 2006 was reduced by approximately 3-5%.

    On a GAAP basis, net income from continuing operations for the fourth quarter of 2006 was $31.8 million, or $0.47 per diluted share, compared to $56.5 million, or $0.77 per diluted share, for the fourth quarter of 2005. Results for the fourth quarter of 2006 include $2.5 million, or $0.02 per share, of stock option expense as a result of the Company's adoption on January 1, 2006, of Statement of Financial Accounting Standards No. 123R (SFAS 123R), "Share-Based Payment."

    On a non-GAAP basis, net income from continuing operations was $39.0 million for the fourth quarter of 2006, compared to $40.5 million for the same period in 2005. Fourth-quarter diluted earnings per share on a non-GAAP basis were $0.58, compared to $0.55 per share in the fourth quarter of 2005, with the increase in earnings per share due primarily to the lower number of shares outstanding. A reconciliation of GAAP to non-GAAP earnings per share for the fourth quarters of both years is as follows:



RECONCILIATION OF GAAP TO NON-GAAP EPS                    4Q06  4Q05
----------------------------------------------------------------------
EPS from continuing operations (GAAP)                    $0.47  $0.77
Amortization related to acquisitions                     $0.10  $0.12
Stock-based compensation related to Inveresk acquisition $0.00  $0.02
Cost savings initiatives                                 $0.01    ---
Deferred financing cost                                    ---  $0.02
Repatriation and related deferred tax reversal             --- ($0.38)
                                                         -------------
EPS from continuing operations (Non-GAAP)                $0.58  $0.55
----------------------------------------------------------------------


    For 2006, net sales from continuing operations increased by 6.5% to $1.06 billion, compared to $993.3 million in 2005. On a GAAP basis, net income from continuing operations for 2006 was $125.2 million, or $1.79 per diluted share, compared to $145.8 million, or $2.02 per diluted share, for the prior year. In accordance with SFAS 123R, results for 2006 included $11.7 million, or $0.10 per share, of stock option expense. On a non-GAAP basis, net income from continuing operations for 2006 was $154.2 million, or $2.20 per diluted share, compared to $157.6 million, or $2.18 per diluted share, for 2005, with the increase in earnings per share due primarily to the lower number of shares outstanding. Non-GAAP net income from continuing operations in both periods excluded the following charges:



RECONCILIATION OF GAAP TO NON-GAAP EPS                   2006   2005
----------------------------------------------------------------------
EPS from continuing operations (GAAP)                    $1.79  $2.02
Amortization related to acquisitions                     $0.34  $0.45
Stock-based compensation related to Inveresk acquisition $0.01  $0.07
Cost savings initiatives                                 $0.06    ---
Deferred financing cost                                    ---  $0.02
Repatriation and related deferred tax reversal             --- ($0.38)
                                                         -------------
EPS from continuing operations (Non-GAAP)                $2.20  $2.18
----------------------------------------------------------------------


    James C. Foster, Chairman, President and Chief Executive Officer, said, "The fourth quarter closed an eventful year for Charles River, a year in which we refocused and rededicated ourselves to our core competencies of laboratory animal medicine and science and regulatory compliant preclinical services. We sold or closed non-core businesses, invested heavily in expanding our Preclinical Services and RMS footprints, acquired a first-class Phase I business in Northwest Kinetics, and repurchased 6.0 million shares of our common stock. Our goal was to position ourselves to better support our clients and to take advantage of opportunities in both the research models and services and preclinical markets. We believe we have achieved that goal, and are enthusiastic about our growth prospects in 2007 and beyond."

    The Company reports results from continuing operations, which exclude results of the Clinical Phase II - IV business (sold on August 16, 2006) and closure of the Interventional and Surgical Services
(ISS) business (announced on May 9, 2006). Those businesses are now reported as discontinued operations, and the Company has reclassified historical comparisons accordingly. The income from discontinued operations was $3.4 million in the fourth quarter of 2006. Including discontinued operations, net income for the fourth quarter of 2006 was $35.2 million, or $0.52 per diluted share, compared to consolidated net income of $50.4 million, or $0.69 per diluted share, in the fourth quarter of 2005. For the full year, the loss from discontinued operations was $181.0 million, due primarily to a goodwill impairment and income tax expense related to the sale of the Clinical Services Phase II - IV business, and asset impairments and operating losses incurred by the Interventional and Surgical Services business. Including discontinued operations, the net loss for 2006 was $55.8 million, or $0.80 per diluted share, compared to consolidated net income of $142.0 million, or $1.96 per diluted share, in 2005.

    Research Models and Services (RMS)

    Sales for the RMS segment were $127.7 million in the fourth quarter of 2006, an increase of 1.6% from $125.6 million in the fourth quarter of 2005. The quarter-over-quarter growth rate was negatively impacted by approximately 3-5% due to the extra week included in the results for the fourth quarter of 2005. Research Model Services sales increased, as did In Vitro sales which benefited from sales of core products and the PTS. As expected, fourth-quarter sales of large research models were below the fourth quarter of the prior year due to an extended quarantine, which was completed in mid-December.

    In the fourth quarter of 2006, the RMS segment's operating margin was lower than in the fourth quarter of 2005, primarily reflecting lower operating income in Japan compared to the prior year which included a one-time insurance settlement, lower sales of large research models, and $1.1 million of stock compensation expense associated with the adoption of SFAS 123R. The GAAP operating margin was 25.6%, compared to 30.0% for the same period in 2005. On a non-GAAP basis, which excluded charges of $0.8 million for cost savings initiatives and $0.2 million for acquisition-related amortization, the operating margin was 26.3%, compared to 30.4% for the same period in the prior year. Costs of SFAS 123R reduced the fourth-quarter 2006 GAAP and non-GAAP operating margins by 0.9%.

    For 2006, RMS net sales were $515.0 million, a 2.4% increase over $503.2 million for 2005. Growth was driven primarily by sales of North America Research Models and by In Vitro products. The GAAP operating margin was 28.7% compared to 31.8% in 2005. On a non-GAAP basis, which excluded $3.1 million for cost-saving initiatives and $0.5 million for acquisition-related amortization, the operating margin was 29.4%, compared to 31.9% in 2005. Costs of $4.7 million related to SFAS 123R reduced the GAAP and non-GAAP operating margins for 2006 by approximately 0.9%.

    Preclinical Services

    Results for the Preclinical Services segment now include the Phase I Clinical business, and historical results have been restated accordingly.

    Fourth-quarter net sales for the Preclinical Services segment were $144.1 million, an increase of 8.7% from the $132.6 million in the fourth quarter of 2005. The quarter-over-quarter growth rate was negatively impacted by approximately 3-5% due to the extra week included in the results for the fourth quarter of 2005. Sales were driven by continuing strong demand for general and specialty toxicology services by pharmaceutical and biotechnology customers, and the addition of the Northwest Kinetics Phase I clinical services business.

    The GAAP operating margin improved to 16.0% from 12.2%, as higher sales and improved operating efficiencies and lower amortization offset the $1.9 million, or a 1.3% operating margin reduction, of stock compensation costs associated with the adoption of SFAS 123R. On a non-GAAP basis, which excludes $9.6 million of acquisition-related amortization and $0.1 million for cost saving initiatives, the fourth-quarter operating margin improved to 22.7% compared to 21.4% for the fourth quarter of 2005. On a non-GAAP basis, stock compensation costs in the fourth quarter were $1.8 million, or an operating margin reduction of 1.2%. The difference between GAAP and non-GAAP stock compensation expense was related to the Inveresk acquisition.

    Preclinical Services net sales in 2006 were $543.4 million, an increase of 10.9% from $490.2 million for the prior year, due to continuing strong demand for drug discovery and development services by pharmaceutical and biotechnology customers and to moderate capacity expansion at certain of the Company's Preclinical Services sites. The GAAP operating margin was 15.2% compared to 13.9%, with stock compensation costs accounting for $7.4 million, or a 1.4% reduction in the operating margin. On a non-GAAP basis, the operating margin was 22.6% in 2006, compared to 23.3% in the year-ago period. For 2006, the cost of SFAS 123R was $7.2 million on a non-GAAP basis, which reduced the non-GAAP operating margin by 1.3%.

    Stock Repurchase Program

    Charles River presently has a stock repurchase authorization in place from its Board of Directors which provides for the purchase of up to $300.0 million of its common stock. In the fourth quarter of 2006, under a Rule 10b5-1 purchase plan, the Company repurchased approximately 77,000 shares of common stock for $3.3 million. In 2006, the Company repurchased a total of 6.0 million shares for $247.2 million. Combined with previous purchases made in 2005, the Company has repurchased a total of approximately 6.4 million shares at a cost of $264.7 million. There is currently a balance of approximately $35.3 million available for repurchases under the current authorization.

    As of December 30, 2006, Charles River had approximately 66.9 million shares of common stock outstanding.

    2007 Guidance

    The Company reaffirms its forward-looking guidance based on continuing operations for 2007, which was originally provided on December 13, 2006.



2007 GUIDANCE (from continuing operations)
----------------------------------------------------------------------
Net sales growth (in %)                                   9% - 12%
Sales ($ in millions)                                 $1,160 - $1,190
GAAP EPS estimate                                       $2.11 - $2.21
Acquisition-related amortization                           $0.32
                                                      ----------------
Non-GAAP EPS estimate                                  $2.43 - $2.53
----------------------------------------------------------------------


    Webcast

    Charles River Laboratories has scheduled a live webcast on Tuesday, February 13, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations to comparable GAAP measures on the website. The webcast will be available until 5:00 p.m. ET on February 27, 2007.

    Use of Non-GAAP Financial Measures

    This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share from continuing operations, which exclude cost savings initiatives, costs associated with repatriation of accumulated income under the American Jobs Creation Act of 2004, amortization of intangible assets and other charges related to our acquisitions. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur. Non-GAAP results also allow investors to compare the Company's operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company's website at ir.criver.com.

    Caution Concerning Forward-Looking Statements

    This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "will," "may," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2007 earnings; the future demand for drug discovery and development products and services, including the outsourcing of these services; the impact of specific actions intended to improve overall operating efficiencies and profitability; expectations regarding stock repurchases; the timing of the opening of new and expanded facilities; future cost reduction activities by our customers; and Charles River's future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales growth. Forward-looking statements are based on Charles River's current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on March 14, 2006, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

    About Charles River Laboratories

    Charles River Laboratories based in Wilmington, Massachusetts, partners with global pharmaceutical and biotechnology companies, government agencies and leading academic institutions to advance the drug discovery and development process, bringing drugs to market faster and more efficiently. Charles River's 8,000 employees serve clients worldwide. For more information on Charles River, visit our website at www.criver.com.



            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
       CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
          (dollars in thousands, except for per share data)

                         Three Months Ended      Twelve Months Ended
                       ----------------------- -----------------------
                        December    December    December    December
                         30, 2006    31, 2005    30, 2006    31, 2005

Total net sales          $271,725    $258,199  $1,058,385    $993,328
Cost of products sold
 and services provided    169,995     162,244     651,778     603,624
                       ----------- ----------- ----------- -----------
Gross margin              101,730      95,955     406,607     389,704
Selling, general and
 administrative            46,819      40,485     180,795     157,999
Amortization of
 intangibles                9,757      12,428      37,639      47,011
                       ----------- ----------- ----------- -----------
Operating income           45,154      43,042     188,173     184,694
Interest income
 (expense)                 (2,309)     (5,665)    (12,590)    (20,629)
Other income (expense)      1,624         597         981        (177)
                       ----------- ----------- ----------- -----------
Income before income
 taxes and minority
 interests                 44,469      37,974     176,564     163,888
Provision for income
 taxes                     12,568     (18,965)     49,738      16,261
                       ----------- ----------- ----------- -----------
Income before minority
 interests                 31,901      56,939     126,826     147,627
Minority interests           (109)       (392)     (1,605)     (1,838)
                       ----------- ----------- ----------- -----------
Income from continuing
 operations                31,792      56,547     125,221     145,789
Income (loss) from
 discontinued
 businesses, net of tax     3,397      (6,129)   (181,004)     (3,790)
                       ----------- ----------- ----------- -----------
Net income (loss)         $35,189     $50,418    $(55,783)   $141,999
                       =========== =========== =========== ===========

Earnings (loss) per
 common share
Basic:
Continuing operations       $0.48       $0.79       $1.82       $2.09
Discontinued operations     $0.05      $(0.09)     $(2.63)     $(0.05)
Net income                  $0.53       $0.70      $(0.81)      $2.04
Diluted:
Continuing operations       $0.47       $0.77       $1.79       $2.02
Discontinued operations     $0.05      $(0.08)     $(2.59)     $(0.05)
Net income                  $0.52       $0.69      $(0.80)      $1.96

Weighted average number of common
 shares outstanding
Basic                  66,257,695  71,775,081  68,945,622  69,730,056
Diluted                67,450,735  73,161,997  69,948,032  72,902,385




            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
          CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        (dollars in thousands)



                                                December    December
                                                 30, 2006    31, 2005
Assets
Current assets
   Cash and cash equivalents                     $175,380    $114,821
   Trade receivables, net                         202,658     171,259
   Inventories                                     72,362      65,128
   Other current assets                            44,363      26,858
   Current assets of discontinued businesses        6,330      41,256
                                               ----------- -----------
      Total current assets                        501,093     419,322
Property, plant and equipment, net                534,745     387,501
Goodwill, net                                   1,119,309   1,097,590
Other intangibles, net                            160,204     175,021
Deferred tax asset                                107,498      68,046
Other assets                                      133,944      34,709
Long-term assets of discontinued businesses           751     356,020
                                               ----------- -----------
      Total assets                             $2,557,544  $2,538,209
                                               =========== ===========

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt                 $24,143     $36,263
   Accounts payable                                28,223      28,727
   Accrued compensation                            41,651      38,238
Deferred income                                    93,197      95,564
Accrued liabilities                                41,991      38,625
   Other current liabilities                       25,625      43,581
   Current liabilities of discontinued
    businesses                                      3,667      30,414
                                               ----------- -----------
      Total current liabilities                   258,497     311,412
Long-term debt                                    547,918     259,902
Other long-term liabilities                       146,695     116,503
Long-term liabilities of discontinued
 businesses                                             -      13,661
                                               ----------- -----------
      Total liabilities                           953,110     701,478
                                               ----------- -----------
Minority interests                                  9,223       9,718
Total shareholders' equity                      1,595,211   1,827,013
                                               ----------- -----------
Total liabilities and shareholders' equity     $2,557,544  $2,538,209
                                               =========== ===========




            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
          SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                        (dollars in thousands)

                             Three Months Ended   Twelve Months Ended
                             ------------------- ---------------------
                             December  December   December   December
                              30, 2006  31, 2005   30, 2006   31, 2005
Research Models and Services
 Net sales                   $127,651  $125,602    $514,999  $503,167
 Gross margin                  50,358    51,254     214,125   215,534
 Gross margin as a % of net
  sales                          39.4%     40.8%       41.6%     42.8%
 Operating income              32,619    37,685     147,789   159,756
 Operating income as a % of
  net sales                      25.6%     30.0%       28.7%     31.8%
 Depreciation and
  amortization                  5,345     5,215      20,802    20,015
 Capital expenditures          14,737     7,183      27,018    24,558

Preclinical Services
 Net sales                   $144,074  $132,597    $543,386  $490,161
 Gross margin                  51,372    44,701     192,482   174,170
 Gross margin as a % of net
  sales                          35.7%     33.7%       35.4%     35.5%
 Operating income              23,034    16,205      82,323    67,918
 Operating income as a % of
  net sales                      16.0%     12.2%       15.2%     13.9%
 Depreciation and
  amortization                 16,482    17,689      61,784    67,920
 Capital expenditures          67,249    18,087     154,728    69,885


Unallocated Corporate
 Overhead                    $(10,499) $(10,848)   $(41,939) $(42,980)


Total
 Net sales                   $271,725  $258,199  $1,058,385  $993,328
 Gross margin                 101,730    95,955     406,607   389,704
 Gross margin as a % of net
  sales                          37.4%     37.2%       38.4%     39.2%
 Operating income (loss)       45,154    43,042     188,173   184,694
 Operating income as a % of
  net sales                      16.6%     16.7%       17.8%     18.6%
 Depreciation and
  amortization                 21,827    22,904      82,586    87,935
 Capital expenditures          81,986    25,270     181,746    94,443




            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                  RECONCILIATION OF GAAP TO NON-GAAP
          SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                        (dollars in thousands)

                             Three Months Ended   Twelve Months Ended
                             ------------------- ---------------------
                             December  December   December   December
                              30, 2006  31, 2005   30, 2006   31, 2005
Research Models and Services
 Net sales                   $127,651  $125,602    $514,999  $503,167
 Operating income              32,619    37,685     147,789   159,756
 Operating income as a % of
  net sales                      25.6%     30.0%       28.7%     31.8%
 Add back:
 Amortization related to
  acquisitions                    191       110         461       285
     Cost-saving initiatives      781       365       3,115       365
                             --------- --------- ----------- ---------
 Operating income, excluding
  specified charges (Non-
  GAAP)                       $33,591   $38,160    $151,365  $160,406
 Non-GAAP operating income as
  a % of net sales               26.3%     30.4%       29.4%     31.9%

Preclinical Services
 Net sales                   $144,074  $132,597    $543,386  $490,161
 Operating income              23,034    16,205      82,323    67,918
 Operating income as a % of
  net sales                      16.0%     12.2%       15.2%     13.9%
 Add back:
 Amortization related to
  acquisitions                  9,566    12,162      37,178    46,136
     Cost-saving initiatives      124         -       3,090         -
                             --------- --------- ----------- ---------
 Operating income, excluding
  specified charges (Non-
  GAAP)                       $32,724   $28,367    $122,591  $114,054
 Non-GAAP operating income as
  a % of net sales               22.7%     21.4%       22.6%     23.3%


Unallocated Corporate
 Overhead                    $(10,499) $(10,848)   $(41,939) $(42,980)
 Add back:
 Amortization related to
  acquisitions                      -       156           -       591
  Repatriation                      -     1,305           -     1,305
 Stock-based compensation
  related to Inveresk
  acquisition                      70     2,164         634     7,925
                             --------- --------- ----------- ---------
 Unallocated corporate
  overhead, excluding
  specified charges (Non-
  GAAP)                      $(10,429)  $(7,223)   $(41,305) $(33,159)


Total
 Net sales                   $271,725  $258,199  $1,058,385  $993,328
 Operating income              45,154    43,042     188,173   184,694
 Operating income as a % of
  net sales                      16.6%     16.7%       17.8%     18.6%
 Add back:
 Amortization related to
  acquisition                   9,757    12,428      37,639    47,012
     Cost-saving initiatives      905       365       6,205       365
 Stock-based compensation
  related to Inveresk
  acquisition                      70     2,164         634     7,925
  Repatriation                      -     1,305           -     1,305
                             --------- --------- ----------- ---------
 Operating income, excluding
  specified charges (Non-
  GAAP)                       $55,886   $59,304    $232,651  $241,301
 Non-GAAP operating income as
  a % of net sales               20.6%     23.0%       22.0%     24.3%


Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company's performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.




            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
         RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
          (dollars in thousands, except for per share data)

                         Three Months Ended      Twelve Months Ended
                       ----------------------- -----------------------
                        December    December    December    December
                         30, 2006    31, 2005    30, 2006    31, 2005

Net income (loss)         $35,189     $50,418    $(55,783)   $141,999
Less: Discontinued
 operations                (3,397)      6,129     181,004       3,790
                       ----------- ----------- ----------- -----------
Net income from
 continuing operations     31,792      56,547     125,221     145,789
Add back:
Amortization related to
 acquisitions               9,757      12,428      37,639      47,012
Stock-based
 compensation related
 to Inveresk
 acquisition                   70       2,164         634       7,925
    Cost-saving
     initiatives :
          Severance             -         365       2,556         365
          Impairment          124           -       2,768           -
          Other               781           -         881           -
Repatriation                    -       1,305           -       1,305
Deferred financing cost         -       2,155           -       2,155
Deferred tax reversal           -     (28,271)          -     (28,271)
Tax effect                 (3,496)     (6,180)    (15,514)    (18,687)
                       ----------- ----------- ----------- -----------
Net income from
 continuing operations,
 excluding specified
 charges (Non-GAAP)       $39,028     $40,513    $154,185    $157,593
                       =========== =========== =========== ===========

Calculation of earnings
 per common share,
 excluding specified
 charges (Non-GAAP):
Net income for purposes
 of calculating
 earnings per share,
 excluding specified
 charges (Non-GAAP)       $39,028     $40,513    $154,185    $157,593
After-tax equivalent
 interest expense on
 3.5% senior
 convertible debentures         -           -           -       1,208
                       ----------- ----------- ----------- -----------
Income for purposes of
 calculating diluted
 earnings per share,
 excluding specified
 charges (Non-GAAP)       $39,028     $40,513    $154,185    $158,801
                       =========== =========== =========== ===========

Weighted average shares
 outstanding - Basic   66,257,695  71,775,081  68,945,622  69,730,056
Effect of dilutive
 securities:
3.5% senior convertible
 debentures                     -           -           -   1,462,474
Stock options and
 contingently issued
 restricted stock       1,061,094   1,241,411     867,204   1,424,740
Warrants                  131,946     145,505     135,206     285,115
                       ----------- ----------- ----------- -----------
Weighted average shares
 outstanding - Diluted 67,450,735  73,161,997  69,948,032  72,902,385
                       =========== =========== =========== ===========

Basic earnings (loss)
 per share                  $0.53       $0.70      $(0.81)      $2.04
Diluted earnings (loss)
 per share                  $0.52       $0.69      $(0.80)      $1.96

Basic earnings per
 share, excluding
 specified charges
 (Non-GAAP)                 $0.59       $0.56       $2.24       $2.26
Diluted earnings per
 share, excluding
 specified charges
 (Non-GAAP)                 $0.58       $0.55       $2.20       $2.18


Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company's performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.



    CONTACT: Investor Contact:
             Charles River Laboratories International, Inc.
             Susan E. Hardy, 781.262.7616
             Corporate Vice President, Investor Relations